UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/30/2012

Zipcar, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35131

Delaware	04-3499525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

25 First Street, 4th Floor

Cambridge, MA 02141

(Address of principal executive offices, including zip code)

(617) 995-4231

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 30, 2012, Zipcar, Inc. (the “Company”) entered into an Office Lease Agreement (the “Lease Agreement”), with Farnsworth Stillings L.P. (“Lessor”) pursuant to which the Company has agreed to lease a 46,200 square foot building located at 35 Thomson Place in Boston, Massachusetts to be used for office space for the Company’s corporate headquarters (the “Leased Property”). The Company intends to move all of its operations currently conducted at 25 First Street, Cambridge, Massachusetts to the Leased Property.

The term of the Lease Agreement commences on November 30, 2012 (the “Commencement Date”) and rent payments will commence on September 1, 2013. The Lease Agreement expires on December 31, 2023. The Company has the option to extend the term of the Lease Agreement for two additional five-year periods upon the Company’s written notice to the Lessor at least 18 months but no more than 21 months in advance of the extension. The Company has the option to assign the Lease Agreement or sublet a portion or all of the Leased Property under certain circumstances.

The total cash obligation for the base rent over the initial term of the Lease Agreement is approximately $18.5 million. In addition to the base rent, the Company is also responsible for a share of operating expenses and real estate taxes, in accordance with the terms of the Lease Agreement. To secure the Company’s obligations under the Lease Agreement, the Company will provide a security deposit in the amount of $894,201 to the Lessor, which may be reduced to $596,134 on September 1, 2018 and to $298,067 on September 1, 2019. The Lessor has agreed to pay up to $1,155,000 for certain upgrades and alterations to be made to the Leased Property.

If the Company is considered in default under the terms of the Lease Agreement (a “Default”) and fails to cure such Default in the applicable time period prescribed under the Lease Agreement, the Lessor may terminate the Lease Agreement and the Company will be required to pay the difference between the remaining rent payments through the expiration of the Lease Agreement and any rental income from reletting the Leased Property over such time period, after deducting any expenses incurred in connection with such reletting. Circumstances that may be considered a Default under the Lease Agreement include the failure to timely pay any rent, failure to comply with any term, provision, condition or covenant of the Lease Agreement and the insolvency of the Company.

The foregoing is a summary of the Lease Agreement and is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zipcar, Inc.

Date: December 5, 2012	By:	/s/ Dean J. Breda
Dean J. Breda
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease Agreement between the Registrant and Farnsworth Stillings L.P., dated November 30, 2012